Exhibit 10.36
AQUA AMERICA, INC
2004 EQUITY COMPENSATION PLAN
(amended and restated as of January 1, 2009)
1. Purpose
The purpose of this plan (the “Plan”) is to provide an incentive, in the form of a proprietary interest in Aqua America, Inc. (the “Corporation”), to officers, other key employees and Non-employee Directors, as defined below, of the Corporation and its subsidiaries and key consultants who are in a position to contribute materially to the successful operation of the business of the Corporation, to increase their interest in the Corporation’s welfare, and to provide a means through which the Corporation can attract and retain officers, other key employees and Non-employee Directors and key consultants of significant abilities. The Plan is a successor plan to the Corporation’s existing Amended and Restated 1994 Equity Compensation Plan (the “1994 Plan”).
2. Administration
This Plan shall be administered by a Committee (the “Committee”) of the Board of Directors of the Corporation. Each of the members of the Committee may be an “outside director” as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and related Treasury regulations and each of whom shall also be a “non-employee director” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, the Board of Directors may ratify or approve any grants made by the Committee if the Committee deems it appropriate in a particular circumstance.
From time to time the Committee may make grants, subject to the terms of the Plan, with respect to such number of shares of Common Stock of the Corporation as the Committee, acting in its sole discretion, may determine. All references to the Committee hereunder shall also mean the Board of Directors to the extent that the Board of Directors is acting pursuant to its authority to ratify or approve grants under the Plan. Non-employee Directors, as defined below, may only receive stock grants pursuant to the provisions of Section 7(f).

Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan and the grants made under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of the agreement related to grants described in Section 9 hereof, and to make all other determinations, including factual determinations, necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission and reconcile any inconsistency in the Plan or in any option or grant in the manner and to the extent it shall be deemed desirable to carry it into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee may adopt such rules and regulations as it deems necessary for governing its affairs. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Corporation, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals. An Agreement, as defined below, shall be executed by each grantee and shall constitute that grantee’s acknowledgement and acceptance of the terms of the Plan and the Committee’s authority and discretion.
3. Grants
Pursuant to the terms of the Plan, the Committee shall have the authority to grant stock options to officers and other key employees and key consultants and restricted stock and dividend equivalents to officers and other key employees; provided, however, that Non-employee Directors, as defined below, may receive stock grants in accordance with Section 7(f) (hereinafter collectively referred to as the “Grants”). All Grants shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Corporation in the agreement described in Section 9 of the Plan (the “Agreement”). Grants under a particular Section of the Plan need not be uniform as among the grantees and Grants under two or more Sections of the Plan may be combined in one instrument.
4. Shares Subject to the Plan
Subject to adjustment as provided in Section 15, the maximum aggregate number of shares of the Common Stock of the Corporation that may be issued or transferred under the Plan shall be 3,675,000 shares; provided, however, that no more than 50% of these shares shall be available for issuance as restricted stock. The maximum number of shares of Common Stock that may be subject to Grants made under the Plan to any individual during any calendar year shall be 150,000 shares, subject to adjustment as provided in Section 15. Shares deliverable under the Plan may be authorized and unissued shares or treasury shares, as the Committee may from time to time determine. Shares of Common Stock related to the unexercised or undistributed portion of any terminated, expired or forfeited Grant also may be made available for distribution in connection with future Grants under the Plan. Additionally, if and to the extent options granted under the 1994 Plan terminate or expire without being exercised, or if any shares of restricted stock are forfeited, or shares of Common Stock otherwise issuable under the 1994 Plan are withheld by the Corporation in satisfaction of withholding taxes incurred in connection with the exercise of a stock option or vesting of a restricted stock award, the shares subject to such awards may be made available for distribution in connection with future Grants under the Plan.

5. Eligibility
Only officers, key employees, members of the Board of Directors who are not employed in any capacity by the Corporation (hereinafter referred to as “Non-employee Directors”) and key consultants of the Corporation and its subsidiaries shall be eligible for Grants under the Plan; provided, however, that Grants to Non-employee Directors shall be made only in accordance with Section 7(f). The term “subsidiaries” shall mean any corporation in an unbroken chain of corporations beginning with the Corporation, if at the time of the Grant, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
6. Granting of Options
The Committee may, from time to time, grant stock options to eligible officers and other key employees and shall designate options at the time of grant as either “incentive stock options” intended to qualify as such under section 422 of the Internal Revenue Code of 1986, as from time to time amended or any successor statute of similar purpose (the “Code”), or “nonqualified stock options”, which options are not intended to so qualify. The Committee may, from time to time, grant nonqualified stock options to key consultants. Except as hereinafter provided, options granted pursuant to the Plan shall be subject to the following terms and conditions:
(a) Price. The purchase price per share of stock deliverable upon the issuance of shares pursuant to the exercise of each option shall be not less than 100% of the fair market value of the Corporation’s Common Stock on the date the option is granted. The fair market value shall be the mean of the closing price of the Corporation’s Common Stock on the New York Stock Exchange - Composite Transactions or other recognized market source, as determined by the Committee, on the date the option is granted, or if there is no sale on such date, then the closing price on the last previous day on which a sale is reported. In any event, in case of the Grant of an incentive stock option, the fair market value shall be determined in a manner consistent with section 422 of the Code.
Shares may be purchased only by delivering a notice of exercise to the Corporation with payment of the purchase price therefore to be paid in full prior to the issuance of the shares. Such notice may instruct the Corporation to deliver shares of Common Stock due upon the exercise of the option to any registered broker or dealer in lieu of delivery to the grantee. Such instructions must designate the account into which the shares are to be deposited. The grantee may tender this notice of exercise, which has been properly executed by the grantee, and the aforementioned delivery instructions to any broker or dealer. With the consent of the Committee, payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Corporation (including without limitation shares of Common Stock acquired pursuant to the option then being exercised) at the fair market value of such shares determined as of the last trading day prior to the date on which the option is exercised, in the same manner set forth in the above paragraph.
(b) Terms of Options. The term during which each incentive stock option may be exercised shall be determined by the Committee, but in no event shall an incentive stock option be exercisable in whole or in part more than 10 years from the date it is granted and in no event shall a nonqualified stock option be exercisable in whole or in part more than 10 years and one day from the date it is granted. All rights to purchase pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee.

The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes exercisable. The Committee may, in its sole discretion, accelerate the time at which any option may be exercised in whole or in part. Notwithstanding any determinations by the Committee regarding the exercise period of any option, all outstanding options shall become immediately exercisable upon a Change in Control of the Corporation, as defined in Section 16.
(c) Termination of Employment. Upon the termination of a grantee’s regular full-time employment for any reason (except as a result of retirement, disability or death), the options held by such grantee, whether exercisable or unexercisable, shall terminate. Notwithstanding the fact that, in all cases, a grantee’s employment shall be deemed to have terminated upon the sale of a “subsidiary” of the Corporation (an entity in which the Corporation has at least a 50% ownership of the entity’s total voting power) that employs such grantee, the Committee, in its sole discretion, may extend the period during which any option held by such a grantee may be exercised after such sale to the earliest of (i) a date which is not more than three years from the date of the sale of the subsidiary, (ii) the date of the grantee’s termination of employment as a regular full-time employee with the subsidiary (or successor employer) following such sale for reasons other than retirement, disability or death, (iii) the date which is one year from the date of the grantee’s termination of employment with the subsidiary on account of the grantee’s total disability (as defined in section 22(e)(3) of the Code), or three months from the date of such termination if on account of death, retirement or a disability other than a total disability, or (iv) the expiration of the original term of the option as established at the time of grant. The Committee, in its sole discretion, may similarly extend the period of exercise of any option held by a grantee employed by the Corporation, or a subsidiary, whose employment with the Corporation or subsidiary is terminated in connection with the sale of a subsidiary of the Corporation. To the extent that any option is not otherwise exercisable as of the date on which the grantee ceases to be employed as a regular full-time employee by the subsidiary or the Corporation, as applicable, as a result of the grantee’s retirement, disability or death, such unexercisable portion of the option shall terminate as of such date.
Transfer from the Corporation to a subsidiary, from a subsidiary to the Corporation, or from one subsidiary to another, shall not be deemed to be a termination of employment. All references in this Section 6 to the termination of a grantee’s employment shall include the termination of a consultant’s relationship with the Corporation or any subsidiary.

(d) Retirement, Disability, or Death. Options may be exercised upon termination of a grantee’s employment as a result of retirement, disability or death in accordance with the following provisions:
(i)
Options granted prior to January 1, 2009 may be exercised over a period that does not exceed: (1) one year from the date of such termination of employment in the case of death; (2) two years from the date of such termination of employment in the case of retirement or permanent and total disability (within the meaning of section 22(e)(3) of the Code); and (3) three months from the date of such termination of employment in the case of other disability; provided, however, that in no event shall the period extend beyond the expiration of the option term. To the extent that any option is not otherwise exercisable as of the date on which the grantee ceases to be employed by the Corporation or any subsidiary, as applicable, such unexercisable portion of the option shall terminate as of such date. Subject to the foregoing, in the event of a grantee’s death, such options may be exercised by a grantee’s legal representative or beneficiary, but only to the extent that an option has become exercisable as of the date of death.

(ii)
Options granted on or after January 1, 2009 may be exercised over a period that does not exceed: (1) 12 months from the date of such termination of employment in the case of death; and (2) 38 months from the date of such termination of employment in the case of “Early Retirement” as defined in paragraph (iii) below, “Normal Retirement” as defined in paragraph (iv) below, or disability; provided, however, that in no event shall the exercise period extend beyond the expiration of the option term and the exercise period for any option shall not be accelerated as a result of Early Retirement or Normal Retirement. Notwithstanding any determinations by the Committee regarding the exercise period of any option, all outstanding options of a grantee which are granted on or after January 1, 2009 shall become immediately exercisable if the grantee terminates employment due to death or disability. Subject to the foregoing, in the event of a grantee’s death, such options may be exercised by a grantee’s legal representative or beneficiary.

(iii)
“Early Retirement” shall mean a termination of employment that occurs on or after the date that the grantee become eligible for early retirement pursuant to the terms of the Retirement Income Plan for Aqua America, Inc. and Subsidiaries (the “Pension Plan”); provided, however, that if a grantee is not an active participant in the Pension Plan immediately prior to terminating employment, “Early Retirement” shall mean a termination of employment that occurs on or after the date that a grantee is first eligible for Social Security retirement benefits and has completed at least 10 years of service for vesting purposes under the Pension Plan.

(iv)
“Normal Retirement” shall mean a termination of employment on or after the date a grantee first satisfies the conditions for normal retirement benefits under the terms of the Pension Plan, whether or not the grantee is covered by the Pension Plan.

(e) Notwithstanding any contrary provision in subsection (c) or (d) above, the Committee, in its sole discretion, may determine that any portion of an option that has not become exercisable as of the date of the grantee’s death, termination of employment on account of permanent and total disability (within the meaning of section 22(e)(3) of the Code) or other termination of employment may also be exercised by a grantee, or in the case of death, a grantee’s legal representative or beneficiary. Subject to the foregoing, in the event of a grantee’s death, such options may be exercised by a grantee’s legal representative or beneficiary, but only to the extent that an option has become exercisable as of the date of death.
(f) Limits on Incentive Stock Options. Each Grant of an incentive stock option shall provide that (i) it is not transferable by the grantee other than by will or the laws of descent and distribution and otherwise is exercisable, during the grantee’s lifetime, only by the grantee, and (ii) the aggregate fair market value of the Common Stock on the date of the Grant with respect to which incentive stock options are exercisable for the first time by a grantee during any calendar year under the Plan and under any other stock option plan of the Corporation shall not exceed the limitation set forth in section 422(d) of the Code.
An incentive stock option shall not be granted to any grantee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation or subsidiary of the Corporation, unless the exercise price of the incentive stock option is no less than 110% of the fair market value per share on the date of grant and the term of the incentive stock option is not more than five years. Unless a grantee could otherwise transfer Common Stock issued pursuant to an incentive stock option granted hereunder without incurring liability under section 16(b) of the Exchange Act, at least six months must elapse from the date of acquisition of an incentive stock option to the date of disposition of the Common Stock issued upon exercise of such option.
(g) Forfeiture of Options. Notwithstanding any other provisions set forth above, if the grantee shall (i) commit any act of malfeasance or wrongdoing affecting the Corporation, any parent or subsidiary, (ii) breach any covenant not to compete, or employment contract, with the Corporation, any parent or subsidiary, or (iii) engage in conduct that would warrant the grantee’s discharge for cause (excluding general dissatisfaction with the performance of the Grantee’s duties, but including any act of disloyalty or any conduct clearly tending to bring discredit upon the Corporation, any parent or subsidiary), all options, or the unexercised portion thereof, shall immediately terminate and be void.
(h) Non-Compete Agreement. All unexercised stock options following a grantee’s termination of full-time employment by reason of Early Retirement or Normal Retirement with respect to grants made on or after January 1, 2009, shall be forfeited if, during the period of 38 months following the grantee’s termination of regular full-time employment, the grantee violates the terms of a non-compete agreement in the grant agreement.

7. Restricted Stock Grants
The Committee may issue or transfer shares of Common Stock of the Corporation to an eligible officer or other key employee. The following provisions are applicable to restricted stock grants:
(a) General Requirements. Shares of Common Stock of the Corporation issued pursuant to restricted stock grants may be issued for consideration or for no consideration. Subject to any other restrictions by the Committee as provided pursuant to Section 7(g), and the provisions of Section 7(e), restrictions on the transfer of shares of Common Stock set forth in Section 7(c) shall lapse on such date or dates as the Committee may approve until the restrictions have lapsed on 100% of the shares. The period of years during which the restricted stock grant will remain subject to restrictions will be designated by the Committee (the “Restriction Period”). Prior to the lapse of the Restriction Period the shares of Common Stock granted to any grantee shall be held by the Corporation, subject to the provisions of Section 15 with respect to voting and dividends.
(b) Number of Shares. The Committee may grant to each grantee a number of shares of Common Stock of the Corporation determined in its sole discretion.
(c) Requirement of Employment. If the grantee’s regular full-time employment terminates during the Restriction Period, the restricted stock grant terminates as to all shares covered by the Grant as to which restrictions on transfer have not lapsed, and those shares of Common Stock must be immediately returned to the Corporation; provided, however, with respect to Grants made on or after January 1, 2009, a restricted stock grant shall not terminate as a result of a termination of employment due to Normal Retirement as defined in Section 6(d)(iv) above, and, in the case of a termination of employment due to Early Retirement as defined in Section 6(d)(iv) above, a pro-rata share of the restricted stock grant based on the period in which the grantee was employed during the Restriction Period shall not terminate as a result of the grantee’s termination of employment. The Committee may provide for complete or partial exceptions to the requirement in this subsection as it deems equitable. Restricted stock grants made on or after January 1, 2009 that do not terminate as a result of the grantee’s termination of employment due to Normal Retirement or Early Retirement pursuant to this Section, will still be subject to any performance goals established by the Committee with respect to such grant pursuant to Section 7(g).
(d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Common Stock to which such Restriction Period applies except to a Successor Grantee (as defined in Section 10 of the Plan). Each certificate for a share issued or transferred under a restricted stock grant shall contain a legend giving appropriate notice of the restrictions in the Grant. The grantee shall be entitled to have the legend removed from the stock certificate or certificates covering any of the shares subject to restrictions when all restrictions on such shares have lapsed.
(e) Lapse of Restrictions. All restrictions imposed under the restricted stock grant shall lapse upon the expiration of the applicable Restriction Period; provided, however, that upon the death of the grantee, a Change in Control of the Corporation, or effective with respect to grants made on or after January 1, 2009, the termination of employment of the grantee due to a disability, all restrictions on the transfer of shares which have not, prior to such date, been forfeited shall immediately lapse. In addition, the Committee may determine as to any or all restricted stock grants, that all the restrictions shall lapse, without regard to any Restriction Period, under such circumstances as it deems equitable.

(f) Stock grants to Non-employee Directors. As of the first day of the month following the Corporation’s annual meeting of shareholders, each Non-employee Director shall receive a grant of 1,500 shares of Common Stock. Such shares shall not be sold for 6 months following the date of grant. No other restrictions shall apply to such shares. Notwithstanding any other provision of the Plan, this Section 7(f) may not be amended more than once every 12 months, except for amendments necessary to conform the Plan to changes of the provisions of, or the regulations relating to, the Code.
(g) (i) Restricted Stock Awards Subject to Performance Goals. From time to time the Committee may issue shares of Common Stock of the Corporation pursuant to restricted stock grants, which, in addition to the terms and restrictions of Sections 7(a)–(f) above, will be subject to certain pre-established performance goals. In setting the performance goals for grants designated as “qualified performance-based compensation” pursuant to this Section 7, the Committee may establish that the Restriction Period of such restricted stock grants will lapse only upon the achievement of certain pre-established corporate performance goals that shall be objectively determinable. The performance goals may be based on one or more of the following criteria: (1) total return to shareholders; (2) dividends; (3) earnings per share; (4) customer growth; (5) cost reduction goals; (6) the achievement of specified operational goals, including water quality and the reliability of water supply; (7) measures of customer satisfaction; (8) net income (before or after taxes) or operating income; (9) earnings before interest, taxes, depreciation and amortization or operating income before depreciation and amortization; (10) revenue targets; (11) return on assets, capital or investment; (12) cash flow; (13) budget comparisons; (14) implementation or completion of projects or processes strategic or critical to the Company’s business operations; and (15) any combination of, or a specified increase in, any of the foregoing. In addition, such performance goals may be based upon the attainment of specified levels of the Corporation’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Corporation’s business units or divisions or any parent or subsidiary. Performance goals may be based upon the attainment of specified levels of the Company’s performance under one or more of the measures described above during a specified time period, which may differ from the Restriction Period. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned. These performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals, but the Committee may reduce the amount of compensation that is payable upon achievement of the designated performance goals.
(ii) Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the commencement of the period during which the specified performance goals are to be measured or during a period ending no later than the earlier of (1) 90 days after the beginning of the period during which the specified performance goals are to be measured or (2) the date on which 25% of the period during which the specified performance goals are to be measured has been completed, or such other date as may be required or permitted under applicable regulations under Code section 162(m).

(iii) Announcement of Results. The Committee shall certify and announce the results for the Restriction Period to all grantees after the Company announces the Company’s financial results for the Restriction Period. If and to the extent that the Committee does not certify that the performance goals have been met, the applicable grants for the Restriction Period shall be forfeited or shall not be paid, as applicable.
(iv) Non-Compete Agreement. All restricted stock grant with respect to which the applicable restrictions have not lapsed following a grantee’s termination of full-time employment by reason of Early Retirement or Normal Retirement with respect to grants made on or after January 1, 2009, shall be forfeited if, during the Restricted Period following the grantee’s termination of regular full-time employment, the grantee violates the terms of a non-compete agreement in the grant agreement.
8. Dividend Equivalents
The Committee may grant dividend equivalents to eligible officers and other key employees either alone or in conjunction with all or part of any option granted under the Plan. A dividend equivalent shall be equal to the dividend payable on a share of Common Stock of the Corporation. The amount of dividend equivalents for any grantee (the “Dividend Equivalent Amount”) is determined by multiplying the number of dividend equivalents subject to the Grant by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in other than cash, paid by the Corporation with respect to each record date for the payment of a dividend during the period described in Section 8(a).
(a) Amount of Dividend Equivalent Credited. The Corporation shall credit to an account for each grantee maintained by the Corporation in its books and records on each record date that portion of the Dividend Equivalent Amount for each grantee attributable to each record date, from the date of Grant until the earlier of the date of
(i)	the end of the applicable accumulation period designated by the Committee at the time of grant (the “Accumulation Period”),
(ii)
the date of the termination of regular full-time employment for any reason other than total disability (as defined in section 22(e)(3) of the Code), Normal Retirement as defined in Section 6(d)(iv) above, Early Retirement as defined in Section 6(d)(iv) above, or death of the grantee, (or effective with respect to grants made prior to January 1, 2009, the date of the termination of regular full-time employment for any reason (including retirement), other than total disability (as defined in section 22(e)(3) of the Code) or death of the grantee), or as otherwise determined by the Committee, in its sole discretion, at the time of a grantee’s termination of employment, or

(iii)	the end of a period of four years from the date of grant.
The Corporation shall maintain in its books and records separate accounts which identify each grantee’s Dividend Equivalent Amount, reduced by all amounts paid pursuant to subsection (b) below. No interest shall be credited to any such account.

(b) Payment of Credited Dividend Equivalents. Any Dividend Equivalent Amounts accrued in an account between the date of the Grant to March 1 of the following year shall be distributed to the grantee no later than March 15 of the year following the date of grant, and any Dividend Equivalent Amounts accrued in an account from March 2 of the year following the date of Grant (or any anniversary thereof) through March 1 of the following year shall be distributed to the grantee no later than March 15 of such following year, subject to subject to subsection (c) below; provided, however, that the total Dividend Equivalent Amount accrued in a grantee’s account on March 1, 2009 which has not, prior to such date, been paid to the grantee or forfeited, shall be paid to the grantee by March 15, 2009, subject to subsection (c) below. Notwithstanding the foregoing, upon a Change in Control of the Corporation, any Dividend Equivalent Amount or portion thereof, which has not, prior to such date, been paid to the grantee or forfeited shall be paid within 60 days to the grantee.
(c) Forfeiture of Dividend Equivalents. Except as otherwise determined by the Committee, payment of Dividend Equivalent Amounts for any accrual period ending on March 1 as described in subsection (b) shall be forfeited by the grantee if the grantee is not employed in regular full-time employment by the Corporation or a subsidiary on March 1 of such accrual period; provided, however, that a grantee shall not forfeit any payments if the grantee terminates employment by reason of (i) death, (ii) total disability (as defined in section 22(e)(3) of the Code), (iii) solely with respect to grants made prior to January 1, 2009, retirement under the Corporation’s or a subsidiary’s retirement plan, or (iv) solely with respect to grants made on or after January 1, 2009, Normal Retirement as defined in Section 6(d)(iv) above or Early Retirement as defined in Section 6(d)(iv) above, subject to subsection (e) below.
(d) Form of Payment. A Dividend Equivalent Amount shall be paid solely in cash.
(e) Non-Compete Agreement. All unpaid Dividend Equivalent Amounts following a grantee’s termination of full-time employment by reason of Early Retirement or Normal Retirement with respect to grants made on or after January 1, 2009, shall be forfeited if, during applicable Accumulation Period, the grantee violates the terms of a non-compete agreement in the grant agreement.
9. Agreement with Grantees
Each grantee who receives a Grant under the Plan shall enter into an agreement with the Corporation which shall contain such provisions, consistent with the provisions of the Plan, as may be established from time to time by the Committee and shall constitute that grantee’s acknowledgement and acceptance of the terms of the Plan and the Committee’s authority and discretion.

10. Transferability of Grants
(a) Nontransferability of Grants. Only a grantee or his or her authorized legal representative may exercise rights under a Grant. Such persons may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than incentive stock options, if permitted in any specific case by the Committee in their sole discretion, pursuant to a domestic relations order as defined under the Code or Title I of ERISA or the rules thereunder. When a grantee dies, the personal representative or other person entitled to succeed to the rights of the grantee (“Successor Grantee”) may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Corporation of his or her right to receive the Grant under the grantee’s will or under the applicable laws of descent and distribution.
(b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in the Agreement, that a grantee may transfer nonqualified stock options to family members, one or more trusts for the benefit of family members, or one or more partnerships of which family members are the only partners, according to such terms as the Committee may determine; provided that the grantee receives no consideration for the transfer of an option and the transferred option shall continue to be subject to the same terms and conditions as were applicable to the option immediately before the transfer.
11. Funding of the Plan
This Plan shall be unfunded. The Corporation shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Subject to Section 8(e), in no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.
12. Rights of Grantees
Nothing in this Plan shall entitle any grantee or other person to any claim or right to receive a Grant under this Plan or to any of the rights and privileges of, a shareholder of the Corporation in respect of any shares related to any Grant or purchasable upon the exercise of any option, in whole or in part, unless and until certificates for such shares have been issued. Notwithstanding the foregoing, a grantee who receives a grant of restricted stock shall have all rights of a shareholder, except as set forth in Section 7(d), during the Restriction Period, including the right to vote and receive dividends. Neither this Plan nor any action taken hereunder shall be construed as giving any grantee any rights to be retained in the employ of the Corporation, to be retained as a consultant by the Corporation or to be retained as a Non-employee Director by the Corporation.

13. Withholding of Taxes
The Corporation shall have the right to deduct from all Grants paid in cash any federal, state or local taxes required by law to be withheld with respect to such cash awards. The grantee or other person receiving such shares shall be required to pay to the Corporation the amount of any such taxes which the Corporation is required to withhold with respect to such Grants. With respect to Grants of restricted stock or nonqualified stock options, the Corporation shall have the right to require that the grantee make such provision, or furnish the Corporation such authorization as may be necessary or desirable so that the Corporation may satisfy its obligation, under applicable income tax laws, to withhold for income or other taxes due upon or incident to such restricted stock or the exercise of such nonqualified stock options.
The Committee may adopt such rules, forms and procedures as it considers necessary or desirable to implement such withholding procedures, which rules, forms and procedures shall be binding upon all grantees, and which shall be applied uniformly to all grantees similarly situated.
14. Listing and Registration
Each Grant shall be subject to the requirement that, if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Grant or the shares subject to the Grant upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, such Grant or the issue or purchase of shares thereunder, no such Grant may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
15. Adjustment of and Changes in Common Stock of the Corporation.
In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Corporation, the Committee will make such adjustment as it deems appropriate in the number and kind of shares authorized by the Plan, in the number and kind of shares covered by Grants made under the Plan, in the purchase prices of outstanding options or the terms and conditions applicable to dividend equivalents. Any adjustment determined by the Committee shall be final, binding and conclusive.
16. Change in Control of the Corporation
As used herein, the following defined terms shall have the meanings described in this Section:
(a) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) A Person shall be deemed the “Beneficial Owner” of any securities: (i) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange; (ii) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including without limitation pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the “Beneficial Owner” of any security under this clause (ii) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or (iii) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to clause (ii) above) or disposing of any voting securities of the Corporation; provided, however, that nothing in this subsection (b) shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.
(c) A “Change in Control” shall mean:
(i)
any Person (including any individual, firm, corporation, partnership or other entity except the Corporation, any subsidiary of the Corporation, any employee benefit plan of the Corporation or of any subsidiary, or any Person or entity organized, appointed or established by the Corporation for or pursuant to the terms of any such employee benefit plan), together with all Affiliates and Associates of such Person, shall become the Beneficial Owner in the aggregate of 20% or more of the Common Stock of the Corporation then outstanding;

(ii)
during any twenty-four month period, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the Corporation’s shareholders, of at least seventy-five percent of the directors who were not directors at the beginning of such period was approved by a vote of at least seventy-five percent of the directors in office at the time of such election or nomination who were directors at the beginning of such period; or

(iii)
there occurs a sale of 50% or more of the aggregate assets or earning power of the Corporation and its subsidiaries, or its liquidation is approved by a majority of its shareholders or the Corporation is merged into or is merged with an unrelated entity such that following the merger the shareholders of the Corporation no longer own more than 50% of the resultant entity.

Notwithstanding anything in this subsection (c) to the contrary, a Change in Control shall not be deemed to have taken place under clause (c)(i) above if (i) such Person becomes the beneficial owner in the aggregate of 20% or more of the Common Stock of the Corporation then outstanding as a result, in the determination of a majority of those members of the Board of Directors of the Corporation in office prior to the acquisition, of an inadvertent acquisition by such Person if such Person, as soon as practicable, divests itself of a sufficient amount of its Common Stock so that it no longer owns 20% or more of the Common Stock then outstanding, or (ii) such Person becomes the beneficial owner in the aggregate of 20% or more of the common stock of Corporation outstanding as a result of an acquisition of common stock by the Corporation which, by reducing the number of common stock outstanding, increases the proportionate number of shares of common stock beneficially owned by such Person to 20% or more of the shares of common stock then outstanding; provided, however that if a Person shall become the beneficial owner of 20% or more of the shares of common stock then outstanding by reason of common stock purchased by the Corporation and shall, after such share purchases by the Corporation become the beneficial owner of any additional shares of common stock, then the exemption set forth in this clause shall be inapplicable.
17. Amendment and Termination
(a) The Plan may be amended by the Board of Directors of the Corporation as it shall deem advisable to ensure such qualification and conform to any change in the law or regulations applicable thereto, including such new regulations as may be enacted pertaining to the tax treatment of incentive stock options to be granted under this Plan, or in any other respect that the Board may deem to be in the best interest of the Corporation; provided, however, that the Board may not amend the Plan, without the authorization and approval of the shareholders of this Corporation, if such approval is required by section 422 of the Code or section 162(m) of the Code.
The Board of Directors shall not amend the Plan if the amendment would cause the Plan or the Grant or exercise of an incentive stock option under the Plan to fail to comply with the requirements of section 422 of the Code including, without limitation, a reduction of the option price set forth in Section 6(a) or an extension of the period during which an incentive stock option may be exercised as set forth in Section 6(b).
(b) The Board of Directors of the Corporation may, in its discretion, terminate, or fix a date for the termination of, the Plan. Unless previously terminated, the Plan shall terminate on March 17, 2014 and no Grants shall be made under the Plan after such date.

(c) A termination or amendment of the Plan that occurs after a Grant is made shall not result in the termination or amendment of the Grant unless the grantee consents or unless the Committee acts under Section 18. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under this Section 17 or may be amended by agreement of the Corporation and the grantee consistent with the Plan.
18. Compliance with Law
The Plan, the exercise of Grants and the obligations of the Corporation to issue or transfer shares of Common Stock under Grants shall be subject to all applicable laws, including any applicable federal or Pennsylvania state law, and to approvals by a governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Corporation that the Plan and all transactions under the Plan comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Corporation that the Plan and applicable Grants of stock options under the Plan comply with the applicable provisions of sections 162(m) and 422 of the Code. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.
19. Effective Date of the Plan
The Plan became effective on March 18, 2004, upon the approval of the Corporation’s stockholders at the May 20, 2004 meeting of the Corporation’s stockholders. This amendment and restatement of the Plan shall be effective January 1, 2009.
20. Grandfathered Benefits
The terms of the amended and restated Plan shall not apply to any grant made under the Plan which vested on or before December 31, 2004 (“2004 Grants”). The 2004 Grants shall be governed pursuant to the terms of the Plan as in effect before January 1, 2005 and prior to this amendment and restatement, consistent with the “grandfather” provisions of section 409A of the Internal Revenue Code of 1986, as amended.